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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest Event reported):                   May 15, 2000



                       CITATION COMPUTER SYSTEMS, INC.(R)
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             (Exact name of Registrant as specified in its charter)

       Missouri                    0-20284                      43-1174397
--------------------------------  --------------------      --------------------
(States or other jurisdiction of  (Commission file number)   (IRS Employer
incorporation or organization)                            Identification Number)


424 S. Woods Mill Road, Suite 200, St. Louis,  MO            63017
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               (Address of principal executive offices, zip code)

Registrant telephone number, including area code: (314) 579-7900

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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Form 8-K
CITATION Computer Systems, Inc.(R)

ITEM 5. OTHER EVENTS.

              On May 15, 2000, CITATION Computer Systems, Inc., a Missouri corporation ("CITATION"), Cerner Corporation, a Delaware corporation ("Cerner"), and Cerner Performance Logistics, Inc., a Delaware corporation and wholly owned subsidiary of Cerner ("Logistics"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which CITATION will be merged with and into Logistics (the "Merger"). The Board of Directors of CITATION unanimously approved the Merger at its meeting held on May 12, 2000.

              In accordance with the Merger Agreement, with respect to each holder of CITATION common stock, $.10 par value (the "CITATION Common Stock"):
(1) 90% of the shares of CITATION Common Stock held by such holder immediately prior to the effective time of the Merger (the "Effective Time") shall be converted into that number of shares of Cerner common stock, $.01 par value ("Cerner Common Stock") determined by multiplying the number of such shares of CITATION Common Stock times the Exchange Ratio (defined below); and (2) 10% of the shares of CITATION Common Stock held by such holder at the Effective Time shall be converted into the right to receive $5.10 in cash per shares of CITATION Common Stock (the "Merger Consideration"). The Exchange Ratio is 0.1695, subject to adjustment in the event of any reclassification, recapitalization, stock split, or stock dividend with respect to CITATION or Cerner Common Stock prior to the Effective Time. In addition, each option to purchase CITATION Common Stock outstanding at the Effective Time, whether or not then exercisable, will be converted into the right to receive that number of shares of Cerner Common Stock determined by multiplying the number of shares of CITATION Common Stock subject to such option or right by the Exchange Ratio at a price per share determined by dividing the per-share exercise price specified in such stock option or stock appreciation right by the Exchange Ratio.

              Consummation of the Merger is subject to various conditions, including: (i) the approval of the Merger and the Merger Agreement by the shareholders of CITATION; (ii) the expiration or earlier termination of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) the satisfaction of certain other conditions.

              Under the Merger Agreement, CITATION agreed to submit the Merger Agreement and the transactions contemplated thereby for approval at a meeting of its shareholders. Also under the Merger Agreement, six executive officers and directors of CITATION ("Shareholders") have agreed with Cerner, pursuant to a separate Shareholder Agreement, dated as of May 15, 2000 (the "Shareholder Agreement"), by and among Cerner and the Shareholders, to vote all shares of CITATION Common Stock held by them in favor of the Merger Agreement and the Merger. The Shareholders collectively beneficially own approximately 29% of the outstanding shares of CITATION Common Stock (plus options to purchase up to an additional 411,000 shares of CITATION Common Stock), based upon 3,867,000 shares of CITATION Common Stock outstanding on May 17, 2000. In addition, the Shareholders granted to Cerner an irrevocable proxy


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to vote their shares to approve the Merger Agreement and the transactions contemplated thereby and an option to purchase, under certain circumstances, all or a portion of their shares of CITATION Common Stock outstanding on the date of exercise of the option for the Merger Consideration described above. The Shareholder Agreement was entered into by the Shareholders as a requirement of Cerner to enter into the Merger Agreement.

              Each of the preceding descriptions of the Merger Agreement and the Shareholder Agreement is qualified in its entirety by reference to the copies of the Merger Agreement and Shareholder Agreement included as Exhibits 2.1 and 2.2 hereto, respectively, and which are incorporated herein by reference.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/ PROSPECTUS INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO WHICH WILL BE PREPARED BY CITATION IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION TO INVESTORS. WHEN COMPLETED, THE PROXY
STATEMENT/PROSPECTUS WILL BE MAILED TO THE SHAREHOLDERS OF CITATION. COPIES OF THE PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED FOR FREE BY CONTACTING CITATION AND AT THE SEC'S WEB SITE AT WWW.SEC.GOV.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (c)    Exhibits.

Exhibit No.         Description

2.1                 Agreement and Plan of Merger, dated as of May 15,
                    2000, by and among CITATION Computer Systems, Inc.,
                    Cerner Corporation and Cerner Performance Logistics,
                    Inc.
2.2 Shareholder Agreement, dated as of May 15, 2000, by and among Cerner Corporation and certain Shareholders of CITATION Computer Systems, Inc.
99.1 Text of press release issued by CITATION announcing the signing of the Merger Agreement and Fourth Quarter results.


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Form 8-K
CITATION Computer Systems, Inc.(R)


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       CITATION COMPUTER SYSTEMS, INC.





Date: May 18, 2000                     /s/ Richard D. Neece
                                       ---------------------------------
                                 BY:   Richard D. Neece
                                       President






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                                  EXHIBIT INDEX

Exhibit Number      Description
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2.1                 Agreement and Plan of Merger, dated as of May 15,
                    2000, by and among CITATION Computer Systems, Inc.,
                    Cerner Corporation and Cerner Performance Logistics,
                    Inc. (filed without schedules or exhibits. CITATION hereby undertakes to provide copies of the schedules or exhibits to the Commission staff upon request)
2.2                 Shareholder Agreement, dated as of May 15, 2000, by and
                    among Cerner Corporation and certain Shareholders of CITATION Computer Systems, Inc.
99.1                Text of press release issued by CITATION announcing the
                    signing of the Merger Agreement and Fourth Quarter results.








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